(NASDAQ:OSBC)		Exhibit 99.1

Contact:	J. Douglas Cheatham	For Immediate Release
	Chief Financial Officer	April 22, 2015
(630) 906-5484

Old Second Reports First Quarter 2015 Net Income of $3.5 million.

AURORA, IL, April 22, 2015 – Old Second Bancorp, Inc. (the “Company” or “Old Second”) (NASDAQ: OSBC), parent company of Old Second National Bank (the “Bank”), today announced financial results for the first quarter of 2015.  The Company reported net income of $3.5 million for the first quarter of 2015, compared to net income of $2.2 million in the first quarter of 2014.  The Company’s net income available to common stockholders of $2.7 million, or $0.09 per diluted share, for the quarter, compared to net income available to common stockholders of $630,000, or $0.04 per diluted share, in the first quarter of 2014.

Operating Results

•

First quarter 2015 net income before taxes increased by $2.0 million (or 59.4%) from the first quarter of 2014 and $652,000 from the fourth quarter of 2014.  When compared to first quarter of 2014, the quarter reflects flat net interest income after loan loss reserve release, improved non interest income and reduced non interest expense, most notably there was no core deposit intangible amortization expense in 2015 compared to $512,000 in the first quarter 2014.  The increase from the fourth quarter of 2014 was driven by sharply higher residential mortgage banking revenue and an 8.6% decrease in quarter to quarter noninterest expense.  Noteworthy linked quarter expense decreases are found in expenses related to other real estate owned (“OREO”).  First quarter 2015 net income available to common stockholders of $2.7 million compares to $1.9 million for fourth quarter 2014 and $630,000 for first quarter 2014. First quarter 2015 noninterest income of $8.0 million was 26.1% higher than the $6.3 million recorded in first quarter 2014.  Further, 2015 reflects management actions taken last year and again in first quarter to redeem a portion of the outstanding preferred stock and in turn, dividends associated with those securities.

•

Noninterest expenses of $17.2 million were 2.1% lower in the first quarter compared to the first quarter 2014.  Expenses declined across several expense lines, notably amortization of core deposit expense, and occupancy.  First quarter expenses were down 8.6% compared to the fourth quarter 2014 as decreases in OREO expenses and FDIC insurance expense offset modest increases in selected other expense categories.

•

On December 30, 2014, the Company provided notice that it was redeeming approximately one-third of the issued and outstanding shares of the Company’s Fixed Rate Cumulative Perpetual Preferred Stock, Series B (the “Series B Preferred Stock”). The effective date for the redemption was January 31, 2015, and the redemption price was the stated liquidation value of $1,000 per share, together with any accrued and unpaid dividends accumulated to, but excluding, the redemption date. As of December 30, 2014, there were 47,331 shares of the Series B Preferred Stock outstanding, and redeeming one-third of the Series B Preferred Stock resulted in the redemption of 15,778 shares of Series B Preferred Stock.  The redemption was successfully completed in the quarter.  As of March 31, 2015, 31,553 shares of the Series B Preferred Stock remain outstanding.

•

As management has implemented opportunities to be more efficient in serving our customers and communities, staffing levels were evaluated.  As a result, the full time equivalent number of employees was reduced by twenty-one in April of 2015.

Capital Ratios

March 31,
2015
The Bank's common equity tier 1 capital ratio	16.91%
The Company's common equity tier 1 capital ratio	9.12%
The Bank's total capital ratio	18.18%
The Company's total capital ratio	16.96%
The Company's tier 1 leverage capital ratio	9.93%

•	All ratios presented are based on the regulatory capital rules in effect on January 1, 2015. The Bank ratios shown above exceed levels required to be considered “well capitalized”.

Asset Quality & Earning Assets

•	Nonperforming loans declined by $3.7 million to $23.4 million at March 31, 2015, from $27.1 million at December 31, 2014. This same metric decreased $15.2 million from March 31, 2014.
•

OREO assets moved from $32.0 million at December 31, 2014, and $41.5 million at December 31, 2013, to $35.5 million at March 31, 2015.    Valuation writedowns continued with an expense of $609,000 in the quarter.

•

Loans decreased $8.3 million since year end 2014.    First quarter 2015 average loans increased by $15.4 million from the fourth quarter of 2014 and $52.6 million compared to the first quarter of last year.

•

Securities held-to-maturity at amortized cost total $257.3  million at March 31, 2015.  The end of the first quarter of 2015 total compares to $259.7 million held-to-maturity at year end 2014.  March 31, 2015, available-for-sale securities at fair value totaled $399.3 million, which is an increase from $385.5 million at December 31, 2014.

•	Management review of the loan portfolio concluded that neither a loan loss reserve release nor an additional provision for loan loss was appropriate in the first quarter.

Net Interest Income1

ANALYSIS OF AVERAGE BALANCES,

TAX EQUIVALENT INTEREST AND RATES

(Dollar amounts in thousands - unaudited)

	Quarters Ended
	March 31, 2015			December 31, 2014			March 31, 2014
	Average		Rate	Average		Rate	Average		Rate
	Balance	Interest	%	Balance	Interest	%	Balance	Interest	%
Assets
Interest bearing deposits with financial institutions	$18,022	$12	0.27	$19,643	$13	0.26	$23,775	$15	0.25
Securities:
Taxable	615,299	3,375	2.19	619,307	3,691	2.38	616,433	3,502	2.27
Non-taxable (TE)	23,518	217	3.69	11,412	148	5.19	18,561	228	4.91
Total securities	638,817	3,592	2.25	630,719	3,839	2.43	634,994	3,730	2.35
Dividends from Reserve Bank and FHLBC stock	9,058	77	3.40	9,058	77	3.40	10,292	76	2.95
Loans and loans held-for-sale[1]	1,161,444	13,289	4.58	1,145,362	13,649	4.66	1,106,409	12,988	4.70
Total interest earning assets	1,827,341	16,970	3.71	1,804,782	17,578	3.83	1,775,470	16,809	3.79
Cash and due from banks	31,744	-	-	31,314	-	-	29,901	-	-
Allowance for loan losses	(21,605)	-	-	(23,231)	-	-	(27,102)	-	-
Other noninterest bearing assets	218,544	-	-	227,729	-	-	236,356	-	-
Total assets	$2,056,024			$2,040,594			$2,014,625

Liabilities and Stockholders' Equity
NOW accounts	$338,385	$72	0.09	$321,662	$69	0.09	$303,553	$64	0.09
Money market accounts	298,324	70	0.10	298,134	70	0.09	314,803	94	0.12
Savings accounts	245,005	37	0.06	237,870	37	0.06	234,353	41	0.07
Time deposits	418,615	807	0.78	421,584	896	0.84	468,138	1,321	1.14
Interest bearing deposits	1,300,329	986	0.31	1,279,250	1,072	0.33	1,320,847	1,520	0.47
Securities sold under repurchase agreements	23,437	1	0.02	27,298	1	0.01	24,539	1	0.02
Other short-term borrowings	25,722	8	0.12	24,946	8	0.13	4,111	1	0.10
Junior subordinated debentures	58,378	1,072	7.35	58,378	1,072	7.35	58,378	1,387	9.50
Subordinated debt	45,000	197	1.75	45,000	199	1.73	45,000	196	1.74
Notes payable and other borrowings	500	4	3.20	500	4	3.13	500	4	3.20
Total interest bearing liabilities	1,453,366	2,268	0.63	1,435,372	2,356	0.65	1,453,375	3,109	0.86
Noninterest bearing deposits	405,933	-	-	400,001	-	-	373,711	-	-
Other liabilities	11,734	-	-	12,177	-	-	38,966	-	-
Stockholders' equity	184,991	-	-	193,044	-	-	148,573	-	-
Total liabilities and stockholders' equity	$2,056,024			$2,040,594			$2,014,625
Net interest income (TE)		$14,702			$15,222			$13,700
Net interest income (TE)
to total earning assets			3.26			3.35			3.13
Interest bearing liabilities to earning assets	79.53%			79.53%			81.86%

1 Interest income from loans is shown on a tax equivalent basis as discussed in the table on page 13 and includes fees of $486,000, $572,000 and $550,000 for the first quarter of 2015, the fourth quarter of 2014 and the first quarter of 2014, respectively.  Nonaccrual loans are included in the above stated average balances.

Note: Tax equivalent basis is calculated using a marginal tax rate of 35%.

Net interest and dividend income on a linked quarter basis decreased $544,000.  Quarterly average earning assets increased $22.6 million from the fourth quarter of 2014 for a total of $1.83 billion while yield on earning assets declined.  Management continued to emphasize asset quality in all securities purchases and the year over year quarterly average total securities increased a modest amount.  Loan growth in each of the last four quarters, resulted in a year over year first quarter average loans increase of $52.6 million.  On a linked quarter basis, first quarter average earning assets reflected increases in both securities and loans.

Noninterest Income

				1st Qtr 2015
	Three Months Ended			Percent Change From
(in thousands)	1st Qtr	4th Qtr	1st Qtr	4th Qtr	1st Qtr
	2015	2014	2014	2014	2014
Trust income	$1,486	$1,579	$1,459	(5.9)	1.9
Service charges on deposits	1,541	1,725	1,720	(10.7)	(10.4)
Residential mortgage banking revenue	1,659	1,100	727	50.8	128.2
Securities (loss) gains, net	(109)	262	(69)	(141.6)	(58.0)
Increase in cash surrender value of bank-owned life insurance	354	369	358	(4.1)	(1.1)
Debit card interchange income	959	1,035	830	(7.3)	15.5
Other income	2,083	1,021	1,296	104.0	60.7
Total noninterest income	$7,973	$7,091	$6,321	12.4	26.1

As shown above, noninterest income experienced no significant linked quarter improvements in the first quarter except for residential mortgage banking revenue and other income.  The Company experienced strong mortgage loan origination results in the quarter.  The Bank saw mortgage originations reach the highest level in the last two years.  Robust overall volumes, driven by refinancing volume, were up 57% from the fourth quarter.    Other income includes a nonrecurring incentive payment of $917,000 from a service provider in a long term mutually productive relationship with Old Second.    Other income for the quarter also reflects the death benefit realized on a life insurance policy held by the Bank.  Year over year noninterest income increased approximately 11% when the items noted above in 2015 are excluded.

Noninterest Expense

				1st Qtr 2015
	Three Months Ended			Percent Change From
(in thousands)	1st Qtr	4th Qtr	1st Qtr	4th Qtr	1st Qtr
	2015	2014	2014	2014	2014
Salaries	$7,157	$7,299	$6,872	(1.9)	4.1
Bonus	417	180	709	131.7	(41.2)
Benefits and other	1,681	1,548	1,520	8.6	10.6
Total salaries and employee benefits	9,255	9,027	9,101	2.5	1.7
Occupancy expense, net	1,271	1,154	1,481	10.1	(14.2)
Furniture and equipment expense	1,001	1,016	983	(1.5)	1.8
FDIC insurance	273	615	279	(55.6)	(2.2)
General bank insurance	357	358	489	(0.3)	(27.0)
Amortization of core deposit intangible asset	-	-	512	N/A	(100.0)
Advertising expense	205	225	303	(8.9)	(32.3)
Debit card interchange expense	352	423	378	(16.8)	(6.9)
Legal fees	223	335	257	(33.4)	(13.2)
Other real estate owned expense, net	1,352	2,252	1,008	(40.0)	34.1
Other expense	2,864	3,362	2,725	(14.8)	5.1
Total noninterest expense	$17,153	$18,767	$17,516	(8.6)	(2.1)
Efficiency ratio (defined below)	68.77%	74.22%	78.86%

The efficiency ratio shown in the table above is calculated as noninterest expense excluding core deposit intangible amortization and OREO expenses divided by the sum of net interest income on a fully tax equivalent basis, total noninterest income less net gains and losses on securities and with a tax equivalent adjustment on the increase in cash surrender value of bank-owned life insurance.

Noninterest expense decreased on a linked quarter basis primarily on lower FDIC expense, as well as reduced debit card interchange, legal and OREO expenses.  Expenses were flat or down in the first quarter 2015 compared to the same period in 2014 for most categories, excluding total OREO expense, net.   First quarter 2015 total noninterest expense was down from first quarter 2014.  Excluding the benefit from the now fully amortized core deposit intangible asset, noninterest expense was essentially flat.

Earning Assets

				March 31, 2015
	Major Classification of Loans as of			Percent Change From
(in thousands)	March 31,	December 31,	March 31,	December 31,	March 31,
	2015	2014	2014	2014	2014
Commercial	$114,241	$119,158	$98,321	(4.1)	16.2
Real estate - commercial	608,267	600,629	579,297	1.3	5.0
Real estate - construction	39,430	44,795	32,016	(12.0)	23.2
Real estate - residential	363,967	370,191	375,782	(1.7)	(3.1)
Consumer	3,495	3,504	2,837	(0.3)	23.2
Overdraft	368	649	301	(43.3)	22.3
Lease financing receivables	8,651	8,038	9,226	7.6	(6.2)
Other	11,945	11,630	13,019	2.7	(8.2)
	1,150,364	1,158,594	1,110,799	(0.7)	3.6
Net deferred loan costs	705	738	438	(4.5)	61.0
	$1,151,069	$1,159,332	$1,111,237	(0.7)	3.6

Modest first quarter loan production combined with seasonal reductions in demand resulted in a decrease of $8.3 million in loans outstanding from the fourth quarter of 2014.  Volume decreases for the quarter are seen in most portfolio segments, most notably in Commercial.  Management continued to emphasize loan portfolio quality and transactions in our core market area that the Company expects will develop as long-term relationship opportunities.  This approach also builds client relationships with core clientele, while leading to reduced portfolio runoff and potential long term business development beneficial to both the Company and the client.

Commercial relationship managers continue to focus on building the loan pipeline with opportunities after a long period of runoff.  Management believes that the competitive landscape within the Chicago market is challenging and that it may remain so for a prolonged period.

The investment portfolio ended the first quarter of 2015 at $656.6 million, an increase of $11.4 million during the quarter.  There were no purchases or sales to the held-to-maturity portion of the portfolio during the first quarter.  First quarter available-for-sale purchases totaled $69.7 million, which included $30.4 million in asset-backed securities, $12.8 million in collateralized mortgage obligations, and $12.0 million in tax anticipation warrants.  During the quarter there were sales of corporate bonds, collateralized mortgage obligations, collateralized loan obligations and asset backed securities totaling $53.2 million.

Net realized losses on sales were $109,000 during the first quarter of 2015 down from net realized gains of $262,000 in the fourth quarter of 2014.  Unrealized losses, net of deferred taxes, decreased $690,000 during the quarter.

Asset Quality

Dollars in Thousands

	As Of			Percent Change From
	March 31,	December 31,	March 31,	December 31,	March 31,
	2015	2014	2014	2014	2014
Nonaccrual loans	$23,048	$26,926	$36,674	(14.4)	(37.2)
Nonperforming Troubled debt restructured loans accruing interest	309	154	788	100.6	(60.8)
Loans past due 90 days or more and still accruing interest	-	-	1,125	-	(100.0)
Total nonperforming loans	23,357	27,080	38,587	(13.7)	(39.5)
Other real estate owned	35,461	31,982	40,220	10.9	(11.8)
Total nonperforming assets	$58,818	$59,062	$78,807	(0.4)	(25.4)

30-89 days past due loans	$6,321	$2,965	$5,732
Nonaccrual loans to total loans	2.0%	2.3%	3.3%
Nonperforming loans to total loans	2.0%	2.3%	3.5%
Nonperforming assets to total loans plus OREO	5.0%	5.0%	6.8%

Allowance for loan losses	$21,181	$21,637	$25,476
Allowance for loan losses to loans	1.8%	1.9%	2.3%
Allowance for loan losses to nonaccrual loans	91.9%	80.4%	69.5%

Nonperforming loans consist of nonaccrual loans, nonperforming restructured accruing loans and loans 90 days or greater past due but still accruing.  Total nonperforming loans were $23.4 million at March 31, 2015 and $27.1 million at December 31, 2014.

Classified loans include nonaccrual, performing troubled debt restructurings and all other loans considered substandard which also decreased in the quarter as shown below.  Management review of the loan portfolio concluded that neither a loan loss reserve release nor an additional loan loss provision was appropriate in the first quarter.

				March 31, 2015
	Classified loans as of			Percent Change From
(in thousands)	March 31,	December 31,	March 31,	December 31,	March 31,
	2015	2014	2014	2014	2014
Real estate-construction	$3,973	$4,045	$6,430	(1.8)	(38.2)
Real estate-residential:
Investor	1,175	2,263	7,674	(48.1)	(84.7)
Owner occupied	7,529	7,343	6,847	2.5	10.0
Revolving and junior liens	3,234	3,713	3,645	(12.9)	(11.3)
Real estate-commercial, nonfarm	14,203	19,170	27,633	(25.9)	(48.6)
Real estate-commercial, farm	1,370	-	-	-	-
Commercial	4,936	4,403	455	12.1	984.8
Other	1	1	-	-	-
	$36,421	$40,938	$52,684	(11.0)	(30.9)

Net Charge-off Summary

Loan Charge-offs, net of recoveries	Three Months Ended
(in thousands)	March 31,	% of	December 31,	% of	March 31,	% of
	2015	Total	2014	Total	2014	Total
Real estate-construction
Homebuilder	$-	-	$(109)	(27.7)	$(35)	(4.3)
Land	(3)	(0.7)	(14)	(3.6)	1	0.1
Commercial speculative	-	-	-	-	-	-
All other	(1)	(0.2)	(3)	(0.8)	65	8.1
Total real estate-construction	(4)	(0.9)	(126)	(32.1)	31	3.9
Real estate-residential
Investor	(11)	(2.4)	(23)	(5.9)	92	11.4
Owner occupied	67	14.7	(9)	(2.3)	8	1.0
Revolving and junior liens	338	74.1	416	105.9	499	62.0
Total real estate-residential	394	86.4	384	97.7	599	74.4
Real estate-commercial, nonfarm
Owner general purpose	495	108.6	14	3.6	-	-
Owner special purpose	(4)	(0.9)	111	28.2	259	32.2
Non-owner general purpose	(326)	(71.5)	(34)	(8.6)	18	2.2
Non-owner special purpose	-	-	10	2.5	-	-
Retail properties	-	-	(3)	(0.8)	(89)	(11.1)
Total real estate-commercial, nonfarm	165	36.2	98	24.9	188	23.3
Real estate-commercial, farm	-	-	-	-	-	-
Commercial	(109)	(23.9)	57	14.5	(11)	(1.4)
Other	10	2.2	(20)	(5.0)	(2)	(0.2)
Total	$456	100.0	$393	100.0	$805	100.0

Management attention to credit quality continued as reflected in the nominal net charge-off experience illustrated above.

Deposits

Total deposits ended at $1.74 billion on March 31, 2015.  That amount reflects a sharp increase from deposits of $1.69 billion at December 31, 2014.  While time deposits or certificates of deposit continued to decline in first quarter, the rate of decline slowed when compared to the first quarter of 2014.  Strong growth was seen in transaction deposit accounts, most notably in noninterest bearing demand accounts, up $31.4 million in first quarter.  With only limited deposit building programs in place, management sees this growth as based on client choice.

Borrowings

The Company's borrowings at the Federal Home Loan Bank of Chicago (the “FHLBC”) require the Bank to be a member and invest in the stock of the FHLBC.  Total borrowings are generally limited to the lower of 35% of total assets or 60% of the book value of certain mortgage loans.  As of December 31, 2014, the Bank had $45.0 million outstanding under FHLBC advances compared to $30.0 million outstanding in advances at March 31, 2015.  After borrowing overnight funds under the advance program virtually every day in first quarter, management had eliminated advances outstanding in late March.  Management then took a term advance of $30.0 million on March 31, 2015 in anticipation that the funds would be needed and in recognition of the fact that the funds taken are beneficially priced under an FHLBC special offering.

The Company is also indebted on $58.4 million of junior subordinated debentures related to the trust preferred securities issued by its two statutory trust subsidiaries, Old Second Capital Trust I and Old Second Capital Trust II.  In April, 2014, the Company concluded a successful capital raise and used some of the capital raise proceeds to pay interest accrued but previously unpaid on the trust preferred securities and, as of the date hereof, the Company continues to be current on the payments due on these securities.

Capital

March 31,
2015
The Company's common equity tier 1 capital ratio	9.12%
(minimum 4.5% for adequately capitalized)
The Company's tier 1 capital ratio	13.83%
(minimum 6.0% for adequately capitalized)
The Company's total capital ratio	16.96%
(minimum 8.0% for adequately capitalized)
The Company's tier 1 leverage capital ratio	9.93%
(minimum 4.0% for adequately capitalized)

All ratios presented are based on the regulatory capital rules of Basel III, which took effect on January 1, 2015.  As of March 31, 2015, the Bank’s common equity tier 1 capital ratio of 16.91% and total capital ratio of 18.18% exceeded the minimum capital ratios to be deemed “well capitalized”.

Non-GAAP Presentations: Management has traditionally disclosed certain non-GAAP ratios to evaluate and measure the Company’s performance, including a net interest margin calculation.  The net interest margin is calculated by dividing net interest income on a tax equivalent basis by average earning assets for the period.  Management believes this measure provides investors with information regarding balance sheet profitability.  Consistent with industry practice, management also disclosed other non-GAAP measures in the discussion immediately above and in the following tables.  The tables provide a reconciliation of each non-GAAP measure to the most comparable GAAP equivalent.

Forward Looking Statements: This report may contain forward-looking statements.  Forward looking statements are identifiable by the inclusion of such qualifications as expects, intends, believes, may, likely or other indications that the particular statements are not based upon facts but are rather based upon the Company’s beliefs as of the date of this release.  Actual events and results may differ significantly from those described in such forward-looking statements, due to changes in the economy, interest rates or other factors.  Additionally, all statements in this document, including forward-looking statements, speak only as of the date they are made, and the Company undertakes no obligation to update any statement in light of new information or future events.  For additional information concerning the Company and its business, including other factors that could materially affect the Company’s financial results or cause actual results to differ substantially from those discussed or implied in forward looking statements contained in this release, please review our filings with the Securities and Exchange Commission.

Conference Call

The Company will also host an earnings call on Thursday, April 23, 2015, at 11:00 a.m. Eastern Time (10:00 a.m. Central Time). Investors may listen to the Company’s earnings call via telephone by dialing 877-407-8035. Investors should call into the dial-in number set forth above at least 10 minutes prior to the scheduled start of the call.

A replay of the earnings call will be available until 11:59 p.m. Eastern Time (10:59 p.m. Central Time) on May 7, 2015, by dialing 877-660-6853, using Conference ID #: 13605129.

Old Second Bancorp, Inc. and Subsidiaries

Consolidated Balance Sheets

(In thousands, except share data)

	(Unaudited)
	March 31,	December 31,
	2015	2014
Assets
Cash and due from banks	$19,051	$30,101
Interest bearing deposits with financial institutions	55,111	14,096
Cash and cash equivalents	74,162	44,197
Securities available-for-sale, at fair value	399,252	385,486
Securities held-to-maturity, at amortized cost	257,332	259,670
Federal Home Loan Bank and Federal Reserve Bank stock	9,058	9,058
Loans held-for-sale	7,038	5,072
Loans	1,151,069	1,159,332
Less: allowance for loan losses	21,181	21,637
Net loans	1,129,888	1,137,695
Premises and equipment, net	42,016	42,335
Other real estate owned	35,461	31,982
Mortgage servicing rights, net	5,254	5,462
Bank-owned life insurance (BOLI)	57,161	56,807
Deferred tax assets, net	67,743	70,141
Other assets	13,145	13,882
Total assets	$2,097,510	$2,061,787

Liabilities
Deposits:
Noninterest bearing demand	$431,843	$400,447
Interest bearing:
Savings, NOW, and money market	896,618	865,103
Time	416,317	419,505
Total deposits	1,744,778	1,685,055
Securities sold under repurchase agreements	26,513	21,036
Other short-term borrowings	30,000	45,000
Junior subordinated debentures	58,378	58,378
Subordinated debt	45,000	45,000
Notes payable and other borrowings	500	500
Other liabilities	10,501	12,655
Total liabilities	1,915,670	1,867,624

Stockholders’ Equity
Preferred stock	31,553	47,331
Common stock	34,415	34,365
Additional paid-in capital	115,489	115,332
Retained earnings	103,372	100,697
Accumulated other comprehensive loss	(7,023)	(7,713)
Treasury stock	(95,966)	(95,849)
Total stockholders’ equity	181,840	194,163
Total liabilities and stockholders’ equity	$2,097,510	$2,061,787

Old Second Bancorp, Inc. and Subsidiaries

Consolidated Statements of Operations

(In thousands, except share data)

	(unaudited)
	Three Months Ended
	March 31,
	2015	2014
Interest and dividend income
Loans, including fees	$13,218	$12,938
Loans held-for-sale	43	25
Securities:
Taxable	3,375	3,502
Tax exempt	141	148
Dividends from Federal Reserve Bank and Federal Home Loan Bank stock	77	76
Interest bearing deposits with financial institutions	12	15
Total interest and dividend income	16,866	16,704
Interest expense
Savings, NOW, and money market deposits	179	199
Time deposits	807	1,321
Other short-term borrowings	9	2
Junior subordinated debentures	1,072	1,387
Subordinated debt	197	196
Notes payable and other borrowings	4	4
Total interest expense	2,268	3,109
Net interest and dividend income	14,598	13,595
Loan loss reserve release	-	(1,000)
Net interest and dividend income after provision for loan losses	14,598	14,595
Noninterest income
Trust income	1,486	1,459
Service charges on deposits	1,541	1,720
Secondary mortgage fees	244	112
Mortgage servicing loss, net of changes in fair value	(208)	(47)
Net gain on sales of mortgage loans	1,623	662
Securities loss, net	(109)	(69)
Increase in cash surrender value of bank-owned life insurance	354	358
Debit card interchange income	959	830
Other income	2,083	1,296
Total noninterest income	7,973	6,321
Noninterest expense
Salaries and employee benefits	9,255	9,101
Occupancy expense, net	1,271	1,481
Furniture and equipment expense	1,001	983
FDIC insurance	273	279
General bank insurance	357	489
Amortization of core deposit	-	512
Advertising expense	205	303
Debit card interchange expense	352	378
Legal fees	223	257
Other real estate expense, net	1,352	1,008
Other expense	2,864	2,725
Total noninterest expense	17,153	17,516
Income before income taxes	5,418	3,400
Provision for income taxes	1,919	1,198
Net income	$3,499	$2,202
Preferred stock dividends and accretion of discount	824	1,572
Net income available to common stockholders	$2,675	$630

Basic earnings per share	$0.09	$0.04
Diluted earnings per share	0.09	0.04

Old Second Bancorp, Inc. and Subsidiaries

Quarterly Consolidated Average Balance

(In thousands, except share data, unaudited)

	2014				2015
Assets	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	1st Qtr
Cash and due from banks	$29,901	$36,827	$32,459	$31,314	$31,744
Interest bearing deposits with financial institutions	23,775	30,333	38,603	19,643	18,022
Cash and cash equivalents	53,676	67,160	71,062	50,957	49,766

Securities available-for-sale, at fair value	371,229	388,309	348,791	261,775	380,180
Securities held-to-maturity, at amortized cost	263,765	264,070	263,832	368,944	258,637
Federal Home Loan Bank and Federal Reserve Bank stock	10,292	10,292	9,085	9,058	9,058
Loans held-for-sale	2,344	2,829	3,758	4,065	4,782
Loans	1,104,065	1,118,089	1,133,379	1,141,297	1,156,662
Less : allowance for loan losses	27,102	25,146	24,492	23,231	21,605
Net loans	1,076,963	1,092,943	1,108,887	1,118,066	1,135,057

Premises and equipment, net	45,972	45,575	45,116	42,516	42,306
Other real estate owned	39,971	39,094	38,757	39,566	32,392
Mortgage servicing rights, net	5,569	5,527	5,522	5,468	5,202
Core deposit intangible, net	916	399	23	-	-
Bank-owned life insurance (BOLI)	55,551	55,894	56,262	56,566	56,927
Deferred tax assets, net	75,387	74,082	71,937	71,628	69,936
Other assets	12,990	12,798	12,615	11,985	11,781
Total Other assets	236,356	233,369	230,232	227,729	218,544
Total assets	$2,014,625	$2,058,972	$2,035,647	$2,040,594	$2,056,024

Liabilities
Deposits:
Noninterest bearing demand	$373,711	$389,926	$389,246	$400,001	$405,933
Interest bearing:
Savings, NOW, and money market	852,709	861,735	860,342	857,666	881,714
Time	468,138	457,818	437,597	421,584	418,615
Total deposits	1,694,558	1,709,479	1,687,185	1,679,251	1,706,262

Securities sold under repurchase agreements	24,539	25,224	27,266	27,298	23,437
Other short-term borrowings	4,111	8,681	12,174	24,946	25,722
Junior subordinated debentures	58,378	58,378	58,378	58,378	58,378
Subordinated debt	45,000	45,000	45,000	45,000	45,000
Notes payable and other borrowings	500	500	500	500	500
Other liabilities	38,966	19,210	11,416	12,177	11,734
Total liabilities	1,866,052	1,866,472	1,841,919	1,847,550	1,871,033

Stockholders' equity
Preferred stock	72,991	54,947	47,331	47,331	36,637
Common stock	18,840	33,104	34,365	34,365	34,414
Additional paid-in capital	66,241	111,279	115,220	115,263	115,413
Retained earnings	93,508	96,002	98,256	99,553	102,050
Accumulated other comprehensive loss	(7,177)	(6,982)	(5,594)	(7,618)	(7,558)
Treasury stock	(95,830)	(95,850)	(95,850)	(95,850)	(95,965)
Total stockholders' equity	148,573	192,500	193,728	193,044	184,991
Total liabilities and stockholder's equity	$2,014,625	$2,058,972	$2,035,647	$2,040,594	$2,056,024

Total Earning Assets	$1,775,470	$1,813,922	$1,797,448	$1,804,782	$1,827,341
Total Interest Bearing Liabilities	1,453,375	1,457,336	1,441,257	1,435,372	1,453,366

Old Second Bancorp, Inc. and Subsidiaries

Quarterly Consolidated Statements of Operations

(In thousands, except share data, unaudited)

	2014				2015
	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	1st Qtr
Interest and Dividend Income
Loans, including fees	$12,938	$13,046	$13,362	$13,580	$13,218
Loans held-for-sale	25	29	38	41	43
Securities:
Taxable	3,502	3,352	3,586	3,691	3,375
Tax exempt	148	118	110	96	141
Dividends from Federal Reserve Bank and Federal Home Loan Bank stock	76	78	78	77	77
Interest bearing deposits with financial institutions	15	20	25	13	12
Total interest and dividend income	16,704	16,643	17,199	17,498	16,866
Interest Expense
Savings, NOW, and money market deposits	199	188	175	176	179
Time deposits	1,321	1,210	1,073	896	807
Other short-term borrowings	2	3	5	9	9
Junior subordinated debentures	1,387	1,388	1,072	1,072	1,072
Subordinated debt	196	198	199	199	197
Notes payable and other borrowings	4	4	4	4	4
Total interest expense	3,109	2,991	2,528	2,356	2,268
Net interest and dividend income	13,595	13,652	14,671	15,142	14,598
Loan loss reserve release	(1,000)	(1,000)	-	(1,300)	-
Net interest and dividend income after provision for loan losses	14,595	14,652	14,671	16,442	14,598
Noninterest Income
Trust income	1,459	1,677	1,483	1,579	1,486
Service charges on deposits	1,720	1,796	1,838	1,725	1,541
Secondary mortgage fees	112	155	174	180	244
Mortgage servicing (loss) gain, net of changes in fair value	(47)	64	252	(60)	(208)
Net gain on sales of mortgage loans	662	1,038	914	980	1,623
Securities (losses) gains, net	(69)	295	1,231	262	(109)
Increase in cash surrender value of bank-owned life insurance	358	366	304	369	354
Debit card interchange income	830	930	1,011	1,035	959
Other income	1,296	1,160	1,116	1,021	2,083
Total noninterest income	6,321	7,481	8,323	7,091	7,973
Noninterest Expense
Salaries and employee benefits	9,101	9,183	8,856	9,027	9,255
Occupancy expense, net	1,481	1,185	1,143	1,154	1,271
Furniture and equipment expense	983	984	989	1,016	1,001
FDIC insurance	279	627	649	615	273
General bank insurance	489	343	371	358	357
Amortization of core deposit	512	511	154	-	-
Advertising expense	303	459	291	225	205
Debit card interchange expense	378	412	418	423	352
Legal fees	257	409	332	335	223
Other real estate expense, net	1,008	1,650	2,007	2,252	1,352
Other expense	2,725	3,289	3,134	3,362	2,864
Total noninterest expense	17,516	19,052	18,344	18,767	17,153
Income before income taxes	3,400	3,081	4,650	4,766	5,418
Provision for income taxes	1,198	1,060	1,726	1,777	1,919
Net income	2,202	2,021	2,924	2,989	3,499
Preferred stock dividends and accretion of discount	1,572	1,348	1,065	1,077	824
Dividends waived upon preferred stock redemption	-	(5,433)	-	-	-
Gain on preferred stock redemption	-	(1,348)	-	-	-
Net income available to common stockholders	$630	$7,454	$1,859	$1,912	$2,675

Basic earnings per share	$0.04	$0.26	$0.06	$0.06	$0.09
Diluted earnings per share	0.04	0.26	0.06	0.06	0.09

The table below provides a reconciliation of each non GAAP tax equivalent measure to the GAAP equivalent for the periods indicated:

	Three Months Ended
	March 31,	December 31,	March 31,
	2015	2014	2014
Net Interest Margin
Interest income (GAAP)	$16,866	$17,498	$16,704
Taxable-equivalent adjustment:
Loans	28	28	25
Securities	76	52	80
Interest income - TE	16,970	17,578	16,809
Interest expense (GAAP)	2,268	2,356	3,109
Net interest income -TE	$14,702	$15,222	$13,700
Net interest income (GAAP)	$14,598	$15,142	$13,595
Average interest earning assets	$1,827,341	$1,804,782	$1,775,470
Net interest margin (GAAP)	3.24%	3.33%	3.11%
Net interest margin - TE	3.26%	3.35%	3.13%

	Three Months Ended
	March 31,	December 31,	March 31,
	2015	2014	2014
Efficiency Ratio
Noninterest expense	$17,153	$18,767	$17,516
Less amortization of core deposit, net	-	-	512
Less other real estate expense, net	1,352	2,252	1,008
Adjusted noninterest expense	15,801	16,515	15,996
Net interest income (GAAP)	14,598	15,142	13,595
Taxable-equivalent adjustment:
Loans	28	28	25
Securities	76	52	80
Net interest income (TE)	14,702	15,222	13,700
Noninterest income	7,973	7,091	6,321
Taxable-equivalent adjustment:
Increase in cash surrender value of BOLI - (TE)	191	199	193
Noninterest income - (TE)	8,164	7,290	6,514
Less securities (losses) gain, net	(109)	262	(69)
Adjusted noninterest income, plus net interest income (TE)	$22,975	$22,250	$20,283
Efficiency ratio	68.77%	74.22%	78.86%